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                                                                    EXHIBIT 23

(RS LOGO) RYDER SCOTT COMPANY                                FAX (303) 623-4258
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          PETROLEUM CONSULTANTS

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
600 SEVENTEENTH STREET    SUITE 161ON    DENVER, COLORADO 80202-5416    TELEPHONE (303) 623-9147
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                      CONSENT OF RYDER SCOTT COMPANY, L.P.


         We consent to the use on the Form 10-K of Sterling Gas Drilling Fund 1982 of our reserve report and all schedules, exhibits, and attachments thereto incorporated by reference of Form 10-K and to any reference made to us on Form 10-K as a result of such incorporation.

                                          Very truly yours,


                                          /s/ RYDER SCOTT COMPANY, L.P.

                                          RYDER SCOTT COMPANY, L.P.



Denver, Colorado
March 28, 2003








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
1100 LOUISIANA, SUITE 3800        HOUSTON, TEXAS 77002-5218        TEL (713) 651-9191        FAX (713) 651-0849
3700, 700-2ND STREET, S.W.        CALGARY, ALBERTA T2P 2W2         TEL (403) 262-2799        FAX (403) 262-2790
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